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SECURITIES AND EXCHANGE COMMISSION

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The following communication may appear from time to time on various social media outlets.

SOCIAL MEDIA CONTENT

Vijay Swarup LinkedIn Personal Profile

I recently participated in a panel at @MIT, co-organized by an inspiring, 25-year-old graduate student named Drake Hernandez, with @Bob Mumgaard, @Robert Armstrong and @Barbara Burger to discuss carbon capture, hydrogen energy, and other promising solutions for our energy future. Drake grew up near @ExxonMobil’s chemical plant in Beaumont, Texas, and now works on a tool that assesses lifecycle greenhouse gas emissions from various energy sectors, including very nascent tech like hydrogen fuel. Understanding total emissions across the energy value chain is a critical piece of the puzzle for addressing the world’s growing demand for energy and the risks of climate change—read more in our Q&A with Drake.

#ClimateChange #Energy #Technology

Asset	Photo from Panel: Re-share of Energy Factor Story: https://energyfactor.exxonmobil.com/energy-innovation/collaborations/hydrogen-energy-drake-hernandez